UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

UTAH URANIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9

Moab, UT 84532

(Address of principal executive offices, including zip code)

(435) 259-0460

(Registrant's telephone Number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 - Other Events

Item 8.01 Other Events

On June 20, 2007, the Company announced that it had engaged the services of Glenn Harder, a uanium geologist, to assist in the advancement of the Company's uranium projects. The Company also announced the appointment of Dr. Tibor Rozgonyi to the Technical Advisory Board. The Press Release is attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per:   /s/ Peter Dickie

Peter Dickie

President and Director